The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated March 8, 2024

PRICING SUPPLEMENT No. WFC244 dated March __, 2024
(To Product Supplement No. WF1, the Prospectus Supplement
and the Prospectus, each dated December 20, 2023)
Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)
Royal Bank of Canada Senior Global Medium-Term Notes, Series J Equity Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

■   Linked to the lowest performing of the Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. (each referred to as an “Underlying Stock”)
■    Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price
■    Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that quarter is greater than or equal to its threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The threshold price for each Underlying Stock is equal to 60% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 12.80% per annum
■    Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the quarterly calculation days from March 2025 to December 2026, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment
■    Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities. The threshold price for each Underlying Stock is equal to 60% of its starting price
■    If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends on any Underlying Stock
■    Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably
■   All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any Underlying Stock for payment; if Royal Bank of Canada defaults on its obligations, you could lose some or all of your investment
■    No exchange listing; designed to be held to maturity or automatic call

Our initial estimated value of the securities as of the pricing date is expected to be between $905.21 and $955.21 per $1,000 in principal amount, and will be less than the public offering price. The final pricing supplement relating to the securities will set forth our estimate of the initial value of the securities as of the pricing date. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount. See "Estimated Value of the Securities" for further information.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See "Selected Risk Considerations" beginning on page PRS-11 herein and "Risk Factors" beginning on page PS-5 of the accompanying product supplement.
The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	Up to $25.75	$974.25
Total
(1)
Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See "Terms of the Securities—Agent" and "Estimated Value of the Securities" in this pricing supplement for further information.

(2)
In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC ("RBCCM"), may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Terms of the Securities

Issuer:	Royal Bank of Canada.
Market Measures:
The common stock of Devon Energy Corporation ("DVN"), Cheniere Energy, Inc. ("LNG") and The Williams Companies, Inc. ("WMB") (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”).

Pricing Date*:	March 15, 2024.
Issue Date*:	March 20, 2024.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:
On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 12.80% per annum.
Automatic Call:
If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from March 2025 to December 2026, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the fourth calculation day, which is approximately 12 months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:
Quarterly, on the 15th day of each March, June, September and December, commencing June 2024 and ending December 2026, and the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to March 15, 2027 as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date*:	March 18, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:
•        if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price: $1,000; or
•          if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its threshold price.

Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Stock Closing Price:
With respect to each Underlying Stock, stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to DVN:         , its stock closing price on the pricing date.
With respect to LNG:         , its stock closing price on the pricing date.
With respect to WMB:         , its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Threshold Price:
With respect to DVN:         , which is equal to 60% of its starting price.
With respect to LNG:         , which is equal to 60% of its starting price.
With respect to WMB:         , which is equal to 60% of its starting price.

Market Disruption Events and Postponement Provisions:
Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed, and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	RBC Capital Markets, LLC ("RBCCM")
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see "United States Federal Tax Considerations" below, and the section "United States Federal Tax Considerations" in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement, "Canadian Federal Income Tax Consequences."

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Agent:
Wells Fargo Securities, LLC ("WFS"). The agent will receive the agent discount set forth on the cover page of this document. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors ("WFA") (the trade name of the retail brokerage business of WFS's affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent's discount to WFA as a distribution expense fee for each security sold by WFA.
In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.
WFS and/or RBCCM, and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	78017FMH3

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF1, the prospectus supplement and the prospectus, each dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which these securities are a part. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
When we refer to "we," "us" or "our" in this pricing supplement, we refer to Royal Bank of Canada.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. WF1 dated December 20, 2023:
https://www.sec.gov/Archives/edgar/data/1000275/000114036123058587/ef20016916_424b5.htm
•	Prospectus Supplement dated December 20, 2023:
https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm
•	Prospectus dated December 20, 2023:
https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.
Please see the section "Documents Incorporated by Reference" on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Estimated Value of the Securities
Our estimated initial value of the securities, which will be set forth on the cover page of the final pricing supplement relating to the securities, will be based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the Underlying Stocks, interest rates and volatility, and the expected term of the securities.
The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. This relatively lower implied borrowing rate, which is reflected in the economic terms of the securities, along with the agent discount and commission and hedging and other costs associated with the securities, typically reduces the initial estimated value of the securities at the time their terms are set.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with an affiliate of the agent and/or one of our subsidiaries. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, and the tenor of the securities. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)' control, such hedging may result in a profit that is more or less than expected, or could result in a loss.
Any price that the agent makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent's estimate of their value, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of three months after the original issue date, the price at which the agent may purchase the securities is expected to be higher than the price that would be determined based on the agent's valuation at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent would be willing to pay, and the difference between that price and the price that would be determined based on the agent's valuation of the securities less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent's estimated value, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent would be willing to pay to purchase the securities at that time.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

seek an investment with contingent coupon payments at a rate of at least 12.80% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable calculation day is greater than or equal to 60% of its starting price;

understand that if the securities are not automatically called prior to maturity, and the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 40%, and possibly all, of the face amount at stated maturity;

are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately 12 months;

understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of the better performing Underlying Stocks;

understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
understand and are willing to accept the full downside risks of each Underlying Stock;
are willing to forgo participation in any appreciation of any Underlying Stock and dividends paid on the Underlying Stocks; and
are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;
require full payment of the face amount of the securities at stated maturity;
seek a security with a fixed term;

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 40% from its starting price;
seek the certainty of current income over the term of the securities;
seek exposure to the upside performance of any or each Underlying Stock;

seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

are unwilling to accept the risk of exposure to the Underlying Stocks;
are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Underlying Stocks; or
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the sections titled "Devon Energy Corporation," "Cheniere Energy, Inc." and "The Williams Companies, Inc." below.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related calculation day.
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock with the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).
Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Terms And Structure Of The Securities
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.
If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The threshold price for each Underlying Stock is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its threshold price. The threshold price for each Underlying Stock is 60% of its starting price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the stock closing price of the lowest performing Underlying Stock is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.
You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks.
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close at or above its respective threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and at or above its respective threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.
Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of at least one Underlying Stock will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately 12 months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.
A calculation day (including the final calculation day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.
The Securities Are Subject To Credit Risk.
The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue the issuer of any Underlying Stock for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.
The tax treatment of an investment in the securities is uncertain. We do not plan to request a ruling from the Internal Revenue Service (the "IRS") or the Canada Revenue Agency regarding the tax treatment of an investment in the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement and/or the accompanying product supplement. Although the U.S. federal income tax treatment of the contingent quarterly coupons is uncertain, we intend to take the position that the contingent quarterly coupons constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting.
The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. The outcome of this process is uncertain and could apply on a retroactive basis.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Please read carefully the section entitled "United States Federal Tax Considerations" in this pricing supplement, the section entitled "Tax Consequences—United States Taxation" in the accompanying prospectus and the section entitled "United States Federal Tax Considerations" in the accompanying product supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled "Certain Income Tax Consequences — Canadian Taxation" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
Our Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price.
Our initial estimated value of the securities will be less than the original offering price of the securities. This is due to, among other things, the fact that the original offering price of the securities reflects the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt), and the inclusion in the original offering price of the agent discount and commission and hedging and other costs associated with the securities. The price, if any, at which you may sell the securities prior to maturity may be less than the original offering price and our initial estimated value.
Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the original offering price and, subject to the discussion in the next paragraph, will be less than our initial estimated value. This is because any such sale price would not be expected to include the agent discount and commission or hedging or other costs associated with the securities, including the estimated profit that we, our affiliates, and/or any of our hedging counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades, and the cost of unwinding any related hedge transactions. In addition, the value of the securities determined for any secondary market price is expected to be based in part on the yield that is reflected in the interest rate on our conventional debt securities of similar maturity that are traded in the secondary market, rather than the internal funding rate that we used to price the securities and determine the initial estimated value. As a result, the secondary market price of the securities will be less than if the internal funding rate was used. These factors, together with various credit, market and economic factors over the term of the securities, and, potentially, changes in the value of the Underlying Stocks, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways. Moreover, we expect that any secondary market price will be based on WFS's valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of this document.
For a limited period of time after the original issue date, WFS may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.
The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity or an automatic call.
The Initial Estimated Value Of The Securities Is An Estimate Only, Calculated As Of The Time The Terms Of The Securities Are Set.
Our initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the Underlying Stocks, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including WFS in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.
The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from our initial estimated value of your securities.
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current price of each Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the "derivative component factors," and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underlying Stocks; interest rates; volatility of the Underlying Stocks; correlation among the Underlying Stocks; time remaining to maturity; and dividend yields on the Underlying Stocks. When we refer to the "value" of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature, because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or had the securities been held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

factor, such as a change in the price of any or all the Underlying Stocks. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Stocks may not result in a comparable change in the value of the securities.
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Our broker-dealer subsidiary, RBCCM, does not expect to make a market in the securities. If RBCCM determines that the agent is unable or unwilling to make a market in the securities at any time, RBCCM may, but is not obligated to, make a market in the securities at that time. If RBCCM makes a market in the securities at any time, its valuation of the securities may differ from the agent's valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.
Risks Relating To The Underlying Stocks
The Underlying Stocks Are Concentrated In One Sector, And A Small Number Of Securities May Adversely Affect The Performance Of The Underlying Stocks.
All of the Underlying Stocks are issued by companies in the energy sector. As a result, the performance of the Underlying Stocks and the value of the securities are concentrated in one sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks comprising the Underlying Stocks, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in the energy sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

Companies engaged in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may also be at risk for environmental damage claims.
Any Payments on the Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held each Underlying Stock for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of Their Future Performance During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuers.
•	We, The Agent And Our Respective Affiliates Cannot Control Actions By The Underlying Stocks Stock Issuers.
•	We, The Agent And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Its Public Disclosure Of Information.
•	You Have Limited Anti-dilution Protection.
Risks Relating To Conflicts Of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
•
The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine the stock closing prices of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events " and "—Adjustment Events" in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Underlying Stocks.
•	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuers may adversely affect the prices of the Underlying Stocks.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical Maturity Payment Amount per Security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-41.00%	$690.00
-50.00%	$500.00
-60.00%	$400.00
-70.00%	$300.00
-75.00%	$250.00
-100.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the fourth calculation day, which is approximately 12 months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 12.80% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of 100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	DVN	LNG	WMB
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$90.00	$95.00	$80.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor (stock closing price on calculation day divided by starting price):	90.00%	95.00%	80.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.
In this example, WMB has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $32.00 per security, determined as follows: (i) $1,000 multiplied by 12.80% per annum divided by (ii) 4.
Example 2. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.
	DVN	LNG	WMB
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$50.00	$85.00	$80.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor (stock closing price on calculation day divided by starting price):	50.00%	85.00%	80.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.
In this example, DVN has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on the relevant calculation day are greater than their threshold prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Example 3. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.
	DVN	LNG	WMB
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$115.00	$105.00	$115.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor (stock closing price on calculation day divided by starting price):	115.00%	105.00%	115.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.
In this example, LNG has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,032.00 per security.

You will not receive any further payments after the call settlement date.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price, threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, threshold price or threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The ending price of the lowest performing Underlying Stock is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:
	DVN	LNG	WMB
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$125.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	145.00%	135.00%	125.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, WMB has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock is greater than its threshold price, you would receive a final contingent coupon payment on the stated maturity date.
Example 2. The ending price of the lowest performing Underlying Stock is less than its starting price but greater than its threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:
	DVN	LNG	WMB
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00	$110.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	80.00%	115.00%	110.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, DVN has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.
Since the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock is greater than its threshold price, you would receive a final contingent coupon payment on the stated maturity date.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Example 3. The ending price of the lowest performing Underlying Stock is less than its threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:
	DVN	LNG	WMB
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00	$90.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	120.00%	45.00%	90.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, LNG has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.
Since the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Underlying Stock is less than its threshold price, you would not receive a final contingent coupon payment on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold price.
To the extent that the starting price, threshold price, threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Devon Energy Corporation
According to publicly available information, Devon Energy Corporation ("DVN") is an energy company that engages in the exploration, development, and production of oil, natural gas, and natural gas liquids. Information filed by Devon Energy Corporation with the SEC can be located by reference to its SEC file number: 001-32318, or its CIK Code: 0001090012. Devon Energy Corporation’s common stock is traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “DVN”.
Historical Information
We obtained the closing prices of DVN in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.
The following graph sets forth daily closing prices of DVN for the period from January 1, 2019 to March 7, 2024. The closing price on March 7, 2024 was $45.89. The historical performance of DVN should not be taken as an indication of its future performance during the term of the securities.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of DVN should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of DVN on any calculation day or its ending price. We cannot give you assurance that the performance of DVN will result in any positive return on your investment.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

Cheniere Energy, Inc.
According to publicly available information, Cheniere Energy, Inc. ("LNG") is an energy company focused on liquefied natural gas. The company owns and operates liquefied natural gas receiving terminals and liquefied natural gas pipelines. Information filed by Cheniere Energy, Inc. with the SEC can be located by reference to its SEC file number: 001-16383, or its CIK Code: 0000003570. Cheniere Energy, Inc.’s common stock is traded on the NYSE under the ticker symbol “LNG”.
Historical Information
We obtained the closing prices of LNG in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.
The following graph sets forth daily closing prices of LNG for the period from January 1, 2019 to March 7, 2024. The closing price on March 7, 2024 was $154.21. The historical performance of LNG should not be taken as an indication of its future performance during the term of the securities.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of LNG should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of LNG on any calculation day or its ending price. We cannot give you assurance that the performance of LNG will result in any positive return on your investment.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

The Williams Companies, Inc.
According to publicly available information, The Williams Companies, Inc. ("WMB") is an energy infrastructure company focused on connecting North America's hydrocarbon resources to markets for natural gas, natural gas liquids, and olefins. The company owns and operates midstream gathering and processing assets, and interstate natural gas pipelines. Information filed by The Williams Companies, Inc. with the SEC can be located by reference to its SEC file number: 001-04174, or its CIK Code: 0000107263. The Williams Companies, Inc.’s common stock is traded on the NYSE under the ticker symbol “WMB”.
Historical Information
We obtained the closing prices of WMB in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.
The following graph sets forth daily closing prices of WMB for the period from January 1, 2019 to March 7, 2024. The closing price on March 7, 2024 was $35.92. The historical performance of WMB should not be taken as an indication of its future performance during the term of the securities.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of WMB should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of WMB on any calculation day or its ending price. We cannot give you assurance that the performance of WMB will result in any positive return on your investment.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing Common Stock of Devon Energy Corporation, Cheniere Energy, Inc. and The Williams Companies, Inc. due March 18, 2027

United States Federal Tax Considerations

The following discussion supplements, and to the extent applicable supersedes, the discussion in the accompanying product supplement under the caption "United States Federal Tax Considerations."
In the opinion of our special U.S. tax counsel, Ashurst LLP, it would generally be reasonable to treat a security with terms described herein as a pre-paid cash-settled contingent income-bearing derivative contract in respect of the Underlying Stocks for U.S. federal income tax purposes, and the terms of the securities require a holder (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. However, the U.S. federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service (the “IRS”) could assert that the securities should be taxed in a manner that is different from that described in the preceding sentence. Although the U.S. federal income tax treatment of the contingent coupon payments is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon payments (including any contingent coupon payment on or with respect to the maturity date) constitute taxable ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. A different treatment could also affect your tax basis in the securities, and therefore the amount of gain or loss you recognize on a disposition of the securities. Except where stated otherwise, the discussion herein assumes that the contingent coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of tax accounting. If this treatment is respected, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount it received at such time (other than amounts properly attributable to any contingent coupon payment, which would be taxed, as described above, as ordinary income) and the amount that it paid for the securities. Such gain or loss should generally be long-term capital gain or loss if the U.S. holder has held its securities for more than one year. Non-U.S. holders should consult the section entitled "United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders" in the product supplement.
Under Section 871(m) of the Code, a "dividend equivalent" payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments ("ELIs") that are "specified ELIs" may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an "underlying security," which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Underlying Stock or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-24